SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

                                ______________________


                                       FORM 8-K


                                    CURRENT REPORT


                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


          Date of Report (date of earliest event reported):  April 9, 1998
                                                             -------------



                              AMERICAN ECO CORPORATION
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                (Exact name or registrant as specified in its charter)



               Ontario, Canada             0-10621          52-1742490
       -------------------------------   ------------   ------------------
       (State or other jurisdiction of   (Commission     (IRS Employer
       incorporation or organization)    File Number    Identification No.)


                 154 University Avenue, Toronto, Ontario           M5H 3Y9
       ---------------------------------------------------       ----------
                  (Address of principal executive offices)       (Zip Code)



       Registrant's telephone number, including area code:  (416) 340-2727
                                                            ----------------


                                          N/A
               ------------------------------------------------------------
             (Former name or former address, if changed since last report.)

           ITEM 5.   OTHER EVENTS.

                     On April 9, 1998, the Board of Directors of American Eco Corporation (the "Company") authorized the issuance, effective at 12:01 a.m. (Toronto time) on April 20, 1998, of one common share purchase right (a "Right") for each outstanding common share, no par value, of the Company (a "Common Share"), outstanding at such time (the "Record Time"). Each Right entitles the registered holder to purchase from the Company one Common Share at an initial purchase price equal to one-half of the per share market price of the Common Shares, subject to adjustment (the "Exercise Price"). The description and terms of the Rights are set forth in the Shareholder Rights Plan Agreement, dated as of April 9, 1998 (the "Rights Agreement"), between the Company and The CIBC Mellon Trust Company as rights agent.

                     Under the Rights Agreement, a bidder making a Permitted Bid (as defined below) for the Common Shares may not take up any shares before the close of business on the 90th day after the date of the bid and unless, on such date, at least 50% of the Common Shares not beneficially owned by the person making the bid and certain related parties are deposited, in which case, a public announcement of that fact must be made and the bid must be extended for ten business days on the same terms. The Rights Agreement is designed to encourage an offeror to proceed by way of a Permitted Bid, or to approach the Board with a view to negotiation by creating the potential for substantial dilution of the offeror's position. The Permitted Bid provisions of the Rights Agreement are to ensure that in any take-over bid all shareholders are treated equally, receive the maximum available value for their investment and are given adequate time to properly assess the bid on a fully informed basis.

                     A Permitted Bid is defined in the Rights Agreement as a take-over bid made by a take-over bid circular and which also complies with the following requirements: (1) is made to all holders of the Company's voting shares as registered on the books of the Company; and (2) is open for at least 90 days and more than 50% of the voting shares of the Company (other than shares beneficially owned by the offeror and certain related parties) are deposited under the bid and not withdrawn before any shares may be taken up and paid for and if 50% of the voting shares of the Company are so deposited and not withdrawn, an announcement of such fact is made and the bid remains open for an additional ten business days.

                     Although the Rights Agreement is currently effective with a record date of April 20, 1998, the Rights Agreement, and Rights issued in connection therewith, will terminate and will


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           be void and of no further force or effect unless confirmed by the shareholders of the Company within six months by the affirmative vote of a majority of the votes cast by the shareholders in person or by proxy. One proposal at the 1998 Annual and Special Meeting of Shareholders to be held on May 28, 1998 will be confirmation of the Rights Agreement.

                     Initially, the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Time, by such Common Share certificate. From and after the Separation Time, the Rights will be exercisable and the registration and transfer of Rights shall be separate from and independent of the Common Shares. The Separation Time is the close of business on the eighth trading day after the earlier to occur of (i) the first date of public announcement by the Company or an Acquiring Person (as defined below) that a person or group of affiliated or associated persons (collectively, a "Person") has acquired (other than pursuant to a Permitted Bid or certain other exemptions under the Rights Agreement) beneficial ownership of 20% or more of the outstanding Common Shares and any other shares in the capital of the Company entitled to vote generally in the election of directors (such Person being hereinafter referred to as an "Acquiring Person" and such date being hereinafter referred to as the "Stock Acquisition Date") or (ii) the date of the commencement of or first public announcement of an intention of any Person (other than the Company or any of its subsidiaries) to commence a transaction the consummation of which would result in such Person becoming an Acquiring Person (or such later date as may be determined by action of the Board of Directors of the Company).

                     Until the Separation Time (i) the Rights will be evidenced by the certificates for Common Shares and will be transferred with and only with such Common Share certificates,
           (ii) new certificates for Common Shares issued after the Record Time will contain a legend incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any such certificate for Common Shares outstanding on the Record Time will also constitute the transfer of the Rights associated with the Common Shares represented thereby. Promptly following the Separation Time, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Common Shares as of the close of the Separation Time and such separate Rights Certificates alone will evidence the Rights.

                     The Rights are not exercisable until the Separation Time and will expire (the "Expiration Time") on the earlier of
           (i) the close of business on April 9, 2008, (ii) the time at which the Rights are redeemed by the Company, or (iii) if a


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


           Person has become an Acquiring Person, the time at which the Rights (other than Rights which are void as described below) are exchanged for Common Shares at an exchange ratio of one Common Share per Right, as adjusted by the Company; provided,
                                                               --------
           however, that the Rights Agreement and the Rights will
           -------
           terminate and will be void and of no further force or effect unless (a) confirmed by the shareholders of the Company within six months from April 9, 1998, and (b) reconfirmed by the shareholders of the Company at every third annual meeting following the 1998 Annual and Special Meeting of Shareholders.

                     The Exercise Price payable and the number of Common Shares issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution in the event of (i) a stock dividend on, or a subdivision, consolidation or change of, the Common Shares, (ii) the issuance of rights, options or warrants to subscribe for or purchase Common Shares at a price, or securities convertible into Common Shares at a conversion price, less than the then current market price for the Common Shares, or (iii) a distribution to all holders of the Common Shares of evidences of indebtedness, cash (excluding regular cash dividends or dividends payable in Common Shares), assets or rights, options or warrants (other than those referred to above).

                     With certain exceptions, no adjustment in the Purchase Price will be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price. No fractional Rights will be issued and, in lieu thereof, holders of the Rights with regard to which such fractional Rights would otherwise be issuable will be paid an amount in cash equal to the same fraction of the current market value of a whole Right.

                     In the event that following the Stock Acquisition Date (i) the Company consolidates with, or merges with and into, any other person, (ii) any person consolidates with the Company, or merges with and into the Company and the Company is the continuing or surviving corporation of such merger and, in connection therewith, all or part of the Common Shares are changed into or exchanged for shares or other securities of any other Person or cash or any other property, or (iii) the Company sells or otherwise transfers in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its subsidiaries, taken as a whole, to any other person, each holder of a Right, except Rights which previously have been voided as indicated below, will thereafter have the right to receive, upon exercise thereof at the then current Exercise Price, that number of common shares of the other person which at the time of such transaction will have a market value equal


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


           to two times the Exercise Price of the Right for an amount in cash equal to the Exercise Price.

                     In the event that any Person becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive, upon exercise thereof at the then current Exercise Price, that number of Common Shares having a market value equal to two times the Exercise Price of the Right for an amount in cash equal to the Exercise Price.

                     Any Rights acquired or beneficially owned by any Acquiring Person or certain related parties thereto will be void, and any holder of such Rights will thereafter have no right to exercise such Rights under any provision of the Rights Agreement.

                     At any time prior to the earlier of (i) the close of business on the eighth trading day following the Stock Acquisition Date, or (ii) the final Expiration Time, the Board of Directors of the Company may redeem the then outstanding Rights in whole, but not in part, at a price of $.0001 per Right, subject to adjustment (the "Redemption Price"). Under certain circumstances set forth in the Rights Agreement, the decision to redeem would require the concurrence of a majority of the Independent Directors (as defined in the Rights Agreement). Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of the Rights will be to receive the Redemption Price.

                     The Company may, from time to time, make amendments to the Rights Agreement to correct clerical or typographical errors or which are required to maintain the validity of the Rights Agreement as a result of changes in applicable law. All other amendments after the Company's 1998 Annual and Special Meeting of Shareholders will require shareholder approval.

                     Issuance of the Common Shares upon exercise of the Rights will be subject to any necessary registration requirements and regulatory approvals. Until a Right shall be exercised, the holder thereof, as such, will have no right as a shareholder of the Company, including without limitation, the right to vote or to receive dividends.

                     The Rights Agreement which specifies the terms of the Rights and includes as Attachment 1 thereto a form of the Rights Certificate is attached hereto as Exhibit 4 and is incorporated herein by reference. The foregoing description of


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


           the Rights does not purport to be complete and is qualified in its entirety by reference to such Exhibit.



           ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

                (c)  Exhibits:

                4 Rights Agreement, dated as of April, 1998, between American Eco Corporation and The CIBC Mellon Trust Company, which includes as Attachment 1 thereto the form of a Rights Certificate (incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A, dated April
                     13, 1998).

                99   Press Release.




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

                                      SIGNATURES

                     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         AMERICAN ECO CORPORATION


           Dated: April 13, 1998         By: /s/ Michael E. McGinnis
                                            ----------------------------
                                         Name:  Michael E. McGinnis
                                         Title: Chairman, President and
                                                Chief Executive Officer





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


                                    EXHIBIT INDEX


                Exhibit        Description

                4    Rights Agreement, dated as of April 9,
                     1998, between American Eco Corporation and
                     The CIBC Mellon Trust Company, which
                     includes as Attachment 1 thereto the form of a Rights Certificate (incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A, dated April 13, 1998).

                99   Press Release.





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